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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF PNY TECHNOLOGIES, INC.

Name                                                Jurisdiction
----                                                -------------

PHY Technologies GmbH                               Germany

PNY Technologies (UK) Limited                       United Kingdom

PNY Technologies Ireland Limited                    Ireland

P.N.Y. Technologies Europe S.A.S.                   France